EXHIBIT 3.3

Colorado Secretary of State
Date and Time: 05/04/2012  11:03 A.M.
ID Number: 20021010602
Document Number: 20121255423
Amount Paid: $25.00

Articles of Amendment
filed pursuant to §7-90-301, et seq. and §7-80-209 of the Colorado Revised Statutes (C.R.S.)

ID number:                                           20021010602_________

1.      Entity name:                                ART DESIGN, INC._______________________________
(If changing the name of the limited liability company, indicate name BEFORE the name change)

2.      New Entity name:                       ROCKDALE RESOURCES CORPORATION
        (if applicable)

3.      Use of Restricted Words (if any of these                                                                       □ “bank” or “trust” or any derivative thereof
                                                                                                                                                       □ “credit union”    □ “savings and loan”
                                                                                                                                                       □ “insurance, “casualty, “mutual, or “surety”
4.      Other amendments, if any, are attached.

5.	If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6.	If the corporation’s period of duration as amended is less than perpetual, state the date on which the period of duration expires: _____________________ (mm/dd/yyyy)

OR

If the corporation’s period of duration as amended is perpetual, mark this box:  ☒

7.      (Optional) Delayed effective date: ______________________
(mm/dd/yyyy)

8.      Name(s) and address(es) of the
individual(s) causing the document
to be delivered for filing:                                  Hart                               Will
  (Last)                             (First)                                (Middle)                             (Suffix)

  1624 Washington St.
(Street name and number or Post Office Box information)

  Denver                                  CO                                       80203
(City)                                  (State)                       (Postal/Zip Code)

_______________________                                                      ______________
(Province – if applicable)                                                           (Country – if not US)